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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement No. 333-109177 on Form S-8 of our report dated April 6, 2006, relating to the financial statements of MicroIslet, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to MicroIslet, Inc.'s ability to continue as a going concern discussed in Note 1), appearing in this Annual Report on Form 10-KSB of MicroIslet, Inc. for the year ended
December 31, 2005.

/s/ Deloitte & Touche LLP

San Diego, California

April 6, 2006


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